SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant                                                                ☒
Filed by a Party other than the Registrant                               ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under §240.14a-12

URS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)

☒           No fee required.
☐           Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

5.	Amount Previously Paid:

6.	Form, Schedule or Registration Statement No.:

7.	Filing Party:

8.	Date Filed:

In connection with URS Corporation’s Annual Meeting of Stockholders to be held on May 23, 2013 (the “Annual Meeting”), URS Corporation is communicating the below information to its stockholders commencing May 20, 2013.

When designing the annual bonus plan and determining the optimal performance metrics to align management incentives with stockholder interests, the Compensation Committee will continue to evaluate whether net income is the most appropriate principal performance metric, and continue to consider whether other metrics, such as return on equity and earnings per share, may be appropriate in whole or in part.  Additionally, the Compensation Committee will continue to consider, should the situation arise, whether unusual charges such as goodwill impairments should be considered in determining whether the performance metrics have been achieved.

1